Exhibit 99.1

Broadcom to Acquire Symantec Enterprise Security Business for $10.7 Billion in Cash

Expands Broadcom’s Infrastructure Software Footprint with Best-in-Class Suite of Integrated Enterprise Security Solutions

Accelerates Broadcom’s Efforts to Build One of the World’s Leading Infrastructure Technology Companies

Expected to Add More Than $2 Billion of Sustainable, Incremental, Run-Rate Revenues and Approximately $1.3 Billion of Pro Forma EBITDA, Including Synergies

Expected to Close in Broadcom’s First Quarter of Fiscal Year 2020

Reaffirming Fiscal Year 2019 Revenue Guidance of $22.5 Billion; $17.5 Billion from Semiconductor Solutions and $5 Billion from Infrastructure Software

Shifting Focus to Rapid Debt Paydown with Excess Cash Flow Beyond Dividend; Fully Committed to Investment Grade Rating

Broadcom to Host Conference Call Today at 2:00 PM PT

San Jose, Calif. – August 8, 2019 – SAN JOSE, Calif., Aug. 8, 2019 /PRNewswire/ — Broadcom, Inc., (NASDAQ: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today announced an agreement to acquire the enterprise security business of Symantec Corporation (NASDAQ: SYMC) for $10.7 billion in cash. The addition of Symantec’s enterprise security portfolio will significantly expand Broadcom’s infrastructure software footprint as it continues to build one of the world’s leading infrastructure technology companies.

Hock Tan, President and Chief Executive Officer of Broadcom, said, “M&A has played a central role in Broadcom’s growth strategy and this transaction represents the next logical step in our strategy following our acquisitions of Brocade and CA Technologies. Symantec’s enterprise security business is recognized as an established leader in the growing enterprise security space and has developed some of the world’s most powerful defense solutions that protect against today’s evolving threat landscape and secure data from endpoint to cloud. We look forward to expanding our footprint of mission critical infrastructure software within our core Global 2000 customer base.”

With product lines across endpoint security, web security services, cloud security and data loss prevention, Symantec’s enterprise security business offers its customers a best-in-class suite of integrated enterprise security solutions. Deploying Symantec’s enterprise security suite through Broadcom’s channels will strengthen its differentiated portfolio license agreement (PLA) strategy of offering significant overall savings to customers, while creating a predictable, recurring revenue stream for its business that will drive returns for shareholders.

The transaction is expected to drive more than $2 billion of sustainable, incremental, run-rate revenues and approximately $1.3 billion of Pro Forma EBITDA, including synergies. The transaction is expected to generate more than $1 billion of run-rate cost synergies within 12 months following close. Additionally, Broadcom expects to achieve double-digit cash-on-cash returns on its investment.

Transaction Details

Under the terms of the asset purchase agreement, which has been approved by the Broadcom Board of Directors, Broadcom will pay Symantec $10.7 billion in cash at closing. Broadcom intends to fund the transaction with proceeds from new committed debt financing.

Broadcom expects its current dividend policy of delivering 50% of its prior fiscal year free cash flow to shareholders to remain unchanged. However, Broadcom now intends to utilize excess cash flow beyond its dividend payments to focus on rapidly paying down debt as opposed to stock repurchases. Broadcom believes access to the investment grade credit market is fundamental to its strategy and fully intends to maintain its investment grade credit rating.

The transaction, which is expected to close in the first quarter of Broadcom’s fiscal year 2020[1], is subject to regulatory approvals in the U.S., EU and Japan and other customary closing conditions.

Following the closing of the transaction, Broadcom will own and incorporate the Symantec brand name into the Broadcom portfolio.

Reaffirms Fiscal Year 2019 Revenue Guidance

Broadcom today also reaffirmed its fiscal year 2019 revenue guidance of $22.5 billion, with $17.5 billion from semiconductor solutions and $5 billion from infrastructure software, as last provided in its second quarter fiscal year 2019 earnings release on June 13, 2019.

Conference Call

Broadcom will host a conference call to discuss details of the transaction. A live webcast and the accompanying presentation relating to the transaction will be available in the “Investors” section of Broadcom’s website at https://investors.broadcom.com in advance of the conference call.

Conference call date: August 8, 2019

Time: 2:00 PM Pacific (5:00 PM Eastern)

Dial in #: US (866) 610-1072, International +1 (973) 935-2840

Passcode is 7958018

A replay of the call will be available for one week by dialing (800) 585-8367 (US) or +1 (404) 537-3406 (International) and the passcode is 7958018. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at https://investors.broadcom.com.

About Broadcom

Broadcom Inc., (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Broadcom’s solutions include data center networking and storage, enterprise and mainframe software focused on automation, monitoring and security, smartphone components, telecoms and factory automation.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) relating to Broadcom. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, and statements that address Broadcom’s expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or

[1]	Broadcom’s 2020 first fiscal quarter begins November 4, 2019.

expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, as well as assumptions made by, and information currently available to, Broadcom’s management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Broadcom’s and Broadcom’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Those risks, uncertainties and assumptions include: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Broadcom’s business and the price of the common stock of Broadcom; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the asset purchase agreement; the effect of the announcement or pendency of the proposed transaction on Broadcom’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the asset purchase agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Broadcom to achieve its plans, forecasts and other expectations (including regarding expected revenues, returns and synergies) with respect to the acquired business after completion of the proposed transaction; and other risks described in Broadcom’s and its predecessors’ filings with the United States Securities and Exchange Commission, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Other particular uncertainties that could materially affect future results include risks associated with: any loss of Broadcom’s significant customers and fluctuations in the timing and volume of significant customer demand; Broadcom’s dependence on contract manufacturing and outsourced supply chain; any other acquisitions Broadcom may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with Broadcom’s existing businesses and Broadcom’s ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; global economic conditions and concerns; government regulations and trade restrictions; Broadcom’s ability to accurately estimate customers’ demand and adjust its manufacturing and supply chain accordingly; Broadcom’s significant indebtedness, including the additional significant indebtedness that Broadcom expects to incur in connection with the proposed transaction, and the need to generate sufficient cash flows to service and repay such debt, and ability to maintain an investment grade credit rating; dependence on and risks associated with distributors of Broadcom products; dependence on senior management and Broadcom’s ability to attract and retain qualified personnel; international political and economic conditions; Broadcom’s dependency on a limited number of suppliers; quarterly and annual fluctuations in operating results; the amount and frequency of Broadcom stock repurchases; cyclicality in the semiconductor or enterprise software industry or in target markets; Broadcom’s competitive performance and ability to continue achieving design wins with its customers, as well as the timing of any design wins; prolonged disruptions of Broadcom’s or its contract manufacturers’ manufacturing facilities or other significant operations; Broadcom’s ability to improve its manufacturing efficiency and quality; Broadcom’s involvement in legal or administrative proceedings; Broadcom’s dependence on outsourced service providers for certain key business services and their ability to execute to Broadcom’s requirements; Broadcom’s ability to maintain or improve gross margin; Broadcom’s ability to protect its intellectual property and the unpredictability of any associated litigation expenses; compatibility of Broadcom’s software products with operating environments, platforms or third-party products; Broadcom’s ability to enter into satisfactory software license agreements; sales to Broadcom’s government clients; availability of third party software used in Broadcom’s products; use of open source code sources in Broadcom’s products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; Broadcom’s ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which Broadcom’s products are designed; Broadcom’s ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; Broadcom’s provision for income taxes and overall cash tax costs, legislation that may impact its overall cash tax costs and its ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Forward-looking statements speak only as of the date of this communication. Broadcom does not undertake any intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses and other data, and has previously provided net revenue data, on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on dispositions of acquisition-related assets, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Broadcom is not readily able to provide a reconciliation of the projected non-GAAP financial information presented herein to the relevant projected GAAP measures without unreasonable effort. A reconciliation of Broadcom’s GAAP to non-GAAP historical financial data is available in the Investor Center on its website.

Contacts

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@Broadcom.com

Joele Frank / Steve Frankel / Andi Rose

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449